YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET

http://www.proxyvoting.com/pard

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

08590

FOLD AND DETACH HERE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please mark your votes as

indicated in this example X

This proxy will be voted as directed, or if no directions are indicated, will be voted “FOR” proposals 1 through 3.

FOR AGAINST ABSTAIN

1. To approve the issuance of Poniard common stock and the resulting change of control of Poniard pursuant to the Agreement and Plan of Merger and Reorganization dated as of June 22, 2011, by and among Poniard, FV Acquisition Corp., a wholly owned subsidiary of Poniard and Allozyne, Inc.

2. To approve amendment of Poniard’s articles of incorporation to effect a reverse stock split of Poniard’s outstanding common stock, at a ratio of 1-for-40.

3. To approve adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 and/or Proposal 2.

NOTE: The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting or any adjournments or postponements thereof.

Please indicate if you plan to attend this meeting.

YES NO

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Mark Here for Address Change or Comments

SEE REVERSE

Please sign below exactly as your name or names appear on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

Signature

Name/Title

Date

You can now access your Poniard Pharmaceuticals, Inc. account online.

Access your Poniard Pharmaceuticals, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Poniard Pharmaceuticals, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

PROXY

PONIARD PHARMACEUTICALS, INC.

Special Meeting of Shareholders to be held on November 21, 2011

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Ronald A. Martell and Michael K. Jackson, and each of them, as lawful agents and proxies, with full power of substitution in each to represent and to vote, as specified in this proxy, all the shares of Poniard Pharmaceuticals, Inc. common stock held of record by the undersigned on October 4, 2011, at the Special Meeting of Shareholders to be held at 9:00 AM, Pacific Time, on November 21, 2011, at the offices of Bay City Capital, located at 750 Battery Street, Suite 400, San Francisco, California 94111, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

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(Continued and to be marked, dated and signed, on the other side)

08590

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